EXHIBIT 99.1

FOR RELEASE January 25, 2013

SOURCE: Uni-Pixel, Inc.

UniPixel Sets Fourth Quarter and Full Year 2012 Conference Call for Tuesday, February 26, 2013 at 4:30 p.m. ET

THE WOODLANDS, Texas — January 25, 2013 — UniPixel, Inc. (NASDAQ: UNXL), a provider of Performance Engineered Films™ to the touch screen, flexible printed electronics, and lighting and display markets, will hold a conference call on Tuesday, February 26, 2013 at 4:30 p.m. Eastern time to discuss the fourth quarter and full year ended December 31, 2012. Financial results will be issued in a press release prior to the call.

UniPixel President and CEO Reed Killion and CFO Jeff Tomz will host the presentation, followed by a question and answer period.

Date: Tuesday, February 26, 2013
Time: 4:30 p.m. Eastern time (3:30 p.m. Central time)
Dial-In Number: 1-877-941-4774
International: 1-480-629-9760
Conference ID#: 4593770
Webcast: http://public.viavid.com/index.php?id=103296

The conference call will be broadcast live and available for replay via the Investors section of the company's website at www.unipixel.com.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through March 26, 2013.

Toll-free replay number: 1-877-870-5176
International replay number: 1-858-384-5517
Replay pin number: 4593770

About UniPixel
Headquartered in The Woodlands, Texas, UniPixel, Inc. (NASDAQ: UNXL) delivers Performance Engineered Films to the Lighting, Display and Flexible Electronics markets. UniPixel's high-volume roll-to-roll or continuous flow manufacturing process offers high-fidelity replication of advanced micro-optic structures and surface characteristics over large areas. A key focus for UniPixel is developing electronic conductive films for use in electronic sensors for consumer and industrial applications. The company's newly developed UniBoss™ roll-to-roll electronics manufacturing process prints conductive elements on thin film with trace widths down to ~ 5um. The company is marketing its films for touch panel sensor, cover glass replacement, protective cover film, antenna and custom circuitry applications under the UniPixel label, and potentially under private label or Original Equipment Manufacturers (OEM) brands. UniPixel's brands include Clearly Superior™, Diamond Guard™ and others. For further information, visit www.unipixel.com.

Company Contact:
Jeff Tomz, CFO
UniPixel, Inc.
Tel 281-825-4500

Investor Relations Contact:
Scott Liolios or Ron Both
Liolios Group, Inc.
Tel 949-574-3860
UNXL@liolios.com